                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT

     This SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of October 21, 1996 by and among ASYMETRIX CORPORATION, a Washington corporation (the "COMPANY") and SOFTBANK HOLDINGS INC., a Delaware corporation (the "INVESTOR").

                                    RECITALS

     The Company desires to sell to the Investor, and the Investor desires to purchase from the Company, shares of the Company's Series A Preferred Stock on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.  AGREEMENT TO PURCHASE AND SELL STOCK.
         ------------------------------------

         1.1  Authorization.  As of the Closing (as defined below) the Company
              -------------
will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of up to 388,395 shares of the Company's Series A Preferred Stock, par value, $0.01 per share (the "SERIES A STOCK") having the rights, preferences, privileges and restrictions set forth in the Statement of Designation of Rights and Preferences of Series A Preferred Stock attached to this Agreement as Exhibit A (the "STATEMENT OF RIGHTS").
                  ---------

    1.2  Agreement to Purchase and Sell.  The Company agrees to sell to the
         ------------------------------
Investor at the Closing, and the Investor agrees to purchase from the Company at the Closing, 388,395 shares of Series A Stock, at a price of $12.88 per share. The shares of Series A Stock purchased and sold pursuant to this Agreement, will be collectively hereinafter referred to as the "PURCHASED SHARES" and the shares of Common Stock issuable upon conversion of the Purchased Shares will be collectively hereinafter referred to as the "CONVERSION SHARES."


     2.  CLOSING; DELIVERY.
         -----------------

     2.1  The Closing.  The purchase and sale of the Purchased Shares will take
          -----------
place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California, at 11:00 a.m. Pacific Time, on October 21, 1996 or at such other time and place as the Company and the Investor mutually agree upon (which time and place are referred to in this Agreement as the "CLOSING").

     2.2  Deliveries.  At the Closing, the Company will deliver to the Investor
          ----------
certificates representing 388,395 Purchased Shares against delivery to the Company by the Investor of the full purchase price of such Purchased Shares, paid by (i) a check payable to the Company's order, (ii) wire transfer of funds to the Company, or (iii) any combination of the foregoing.

     3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby
         ---------------------------------------------
represents and warrants to the Investor that, except as set forth in the Schedule of Exceptions ("SCHEDULE OF EXCEPTIONS") delivered to Investor contemporaneously herewith (which Schedule of Exceptions shall be deemed to be representations and warranties to the Investor by the Company under this Section 3), the statements in the following paragraphs of this Section 3 are all true and correct:

         3.1  Organization, Good Standing and Qualification.  The Company is a
              ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Washington. The Company is authorized to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on its financial condition, business, prospects or operations.

         3.2  Capitalization.  Immediately prior to the Closing the
              --------------
capitalization of the Company will consist of the following:

          (a) Class B Stock.  A total of 2,000,000 authorized shares of Class B
              -------------
Stock, par value $0.01 per share ("CLASS B STOCK"), of which 50,000 shares are designated as Series 1 Class B Stock ("SERIES 1 STOCK") and 388,395 are designated as Series A Stock.. The rights, preferences and privileges of the Series 1 Stock and the Series A Stock will be as stated in the Company's Articles of Incorporation, as amended, and as provided by law.

          (b) Common Stock.  A total of 40,000,000 authorized shares of common
              ------------
stock, no par value per share (the "COMMON STOCK"), of which 7,878,483 shares will be validly issued, outstanding, fully paid and nonassessable as at Closing.

          (c) Options, Warrants, Reserved Shares.  Except for:  (i) conversion
              ----------------------------------
privileges of the Series A Stock and the Series 1 Stock, (ii) options to purchase 4,218,559 shares of Common Stock and 4,218,559 shares of Common Stock reserved for issuance upon the exercise thereof, (iii) 411,058 additional shares of Common Stock of the Company reserved for future issuance under the Company's 1995 Combined Incentive and Nonqualified Stock Option Plan (the "OPTION PLAN"), and (iv) the proposed issuance of up to 50,000 shares of Series 1 Stock (of which shares, 37,500 will be validly issued, outstanding, fully paid and nonassessable as at Closing) to certain of the Company's vendors, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock.
Apart from the exceptions noted in this Section 3.2(c), and except for rights of first refusal and rights of repurchase held by the Company to repurchase shares of its Common Stock issued under Stock Issuance and Restriction Agreements relating to the issuance of 8,100 shares of Common Stock and to 37,500 shares of Series 1 Stock (the "STOCK ISSUANCE AND RESTRICTION AGREEMENTS"), rights of first refusal and repurchase rights held by the Company to purchase shares of its stock issued under the Option Plan and the rights granted in the Investor's Rights Agreement, no shares of the Company's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, or other stock issuable by the Company, are subject to any rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company.

         3.3  Subsidiaries.  The Company does not presently own or control,
              ------------
directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

         3.4  Due Authorization.  All corporate action on the part of the
              -----------------
Company, its officers, directors and shareholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under, this Agreement and the Investors Rights Agreement, and the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares being sold under this Agreement and of the Conversion Shares has been taken or will be taken prior to the Closing, and this Agreement constitutes, and the Investors Rights Agreement when executed, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

         3.5  Valid Issuance of Stock.
              -----------------------

          (a) The Purchased Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Statement of Rights, will be duly and validly issued, fully paid and nonassessable.

          (b) Based in part on the representations made by the Investor in
Section 4 hereof, the Purchased Shares and (assuming no change in applicable law and no unlawful distribution of Purchased Shares by Investor or other parties) the Conversion Shares will be issued in full compliance with the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended (the "1933 ACT") and the registration and qualification requirements of the securities laws of the State of Washington (provided that, with respect to
                                                -------- ----
the Conversion Shares, no commission or other remuneration is paid or given, directly or indirectly, for soliciting the issuance of Conversion Shares upon the conversion of the Purchased Shares and no additional consideration is paid for the Conversion Shares other than surrender of the applicable Purchased Shares upon conversion thereof in accordance with the Statement of Rights).

         3.6  Governmental Consents.  No consent, approval, order or
              ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement and the Investors Rights Agreement, except for:
                                                                   ------ ---
(i) the filing of any document required by the Washington Securities Act, and the rules thereunder (the "LAW"), which filing will be effected within the time prescribed by law; and (ii) such other qualifications or filings under the 1933 Act and the regulations thereunder and all other applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

         3.7  Litigation.  There is no action, suit, proceeding, claim,
              ----------
arbitration or investigation ("ACTION") pending (or, to the best of the Company's knowledge, currently threatened) against the Company, its properties or assets or, to the best of the Company's knowledge, against any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

         3.8  Status of Proprietary Assets.
              ----------------------------

          (a) Status.  The Company has full title and ownership of, or is duly
              ------
licensed under or otherwise authorized to use, all patents, patent applications, trademarks, service marks, trade names, copyrights, mask works, trade secrets, confidential and proprietary information, designs and proprietary rights (all of the foregoing collectively hereinafter referred to as the "PROPRIETARY ASSETS"), necessary to enable it to carry on its business as now conducted without any conflict with or infringement of the rights of others.

          (b) The Company has not received any notice alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity which violation would materially and adversely affect the assets, properties, financial condition, operating results or business of the Company. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his best efforts to promote the interests of the Company or that would conflict with the conduct of the Company's business.

         3.9  Compliance with Law and Charter Documents.  The Company is not in
              -----------------------------------------
violation or default of any provisions of its Articles of Incorporation or Bylaws, both as amended, and, except for any violations that individually and in the aggregate would have no material adverse impact on the Company's business, the Company is in compliance with all applicable statutes, laws, regulations and executive orders of the United States of America and all states, foreign countries or other governmental bodies and agencies having jurisdiction over the Company's business or properties. The execution, delivery and performance of and compliance with this Agreement and the Investors Rights Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, (i) a default under the Articles of Incorporation or the By-Laws of the Company or any agreement or contract of the Company, (ii) a violation of any statutes, laws, regulations or orders, or (iii) an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company.

         3.10  Registration Rights.  Except as provided in the Investors Rights
               -------------------
Agreement, the Company has not granted or agreed to grant to any person or entity any rights

(including piggyback registration rights) to have any securities of the Company registered with the United States Securities and Exchange Commission ("SEC") or any other governmental authority.

         3.11  Title to Property and Assets.  The material properties and assets
               ----------------------------
the Company owns are owned by the Company free and clear of all mortgages, deeds of trust, liens, encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests which arise in the ordinary course of business and which do not affect material properties and assets of the Company. With respect to the property and assets it leases, the Company is in material compliance with such leases.

         3.12  Financial Statements.  Attached to this Agreement as Exhibit B is
               --------------------                                 ---------
an unaudited balance sheet of the Company dated August 31, 1996 (the "BALANCE SHEET DATE") and an unaudited income statement of the Company for the eight month period ended August 31, 1996 (all such financial statements being collectively referred to herein as the "FINANCIAL STATEMENTS"). Such financial statements (i) are in accordance with the books and records of the Company, and
(ii) are true, correct and complete and present fairly the financial condition of the Company at the date or dates therein indicated and the results of operations for the period or periods therein specified in accordance with generally accepted accounting principles applied on a consistent basis throughout such periods.

         3.13  Certain Actions.  Since the Balance Sheet Date, the Company has
               ---------------
not: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $250,000 or in excess of $1,000,000 in the aggregate;
(iii) made any loans or advances to any person in excess of $25,000, other than ordinary advances for travel expenses; (iv) sold, exchanged or otherwise disposed of any material assets or rights other than the sale of inventory in the ordinary course of its business; or (v) entered into any material transactions with any of its officers, directors or employees or any entity controlled by any of such individuals.

         3.14  Activities Since Balance Sheet Date.  Since the Balance Sheet
               -----------------------------------
Date, there has not been:

          (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

          (b) any material change to a material contract or agreement by which the Company or any of its assets is bound or to which it or they are subject;

          (c) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

          (d) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company as presently conducted;

          (e) any waiver by the Company of a valuable right or of a material debt owed to it; and

          (f) to the Company's knowledge, any other event or condition of any character which would materially and adversely affect the assets, properties, financial condition, operating results or business of the Company.

         3.15  ERISA Plans.  The Company does not have any Employee Pension
               -----------
Benefit Plan as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended.

         3.16  Insurance.  The Company has in full force and effect fire and
               ---------
casualty insurance policies, sufficient in amount (subject to deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

         3.17  Tax Returns and Payments.  The Company has timely filed all tax
               ------------------------
returns and reports required by law and has never been audited by any state or federal taxing authority. All tax returns and reports of the Company are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those, if any, currently being contested by it in good faith.

         3.18  Labor Agreements and Actions.  The Company is not bound by or
               ----------------------------
subject to any contract, commitment or arrangement with any labor union, and to the Company's best knowledge, no labor union has requested, sought or attempted to represent any employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending nor, to the Company's best knowledge, threatened, nor is the Company aware of any labor organization activity involving its employees.

         3.19  Real Property Holding Corporation Status.  Since its inception
               ----------------------------------------
the Company has not been a "United States real property holding corporation", as defined in Section 897(c)(2) of the U.S. Internal Revenue Code of 1986, as amended, and in Section 1.897-2(b) of the Treasury Regulations issued thereunder (the "REGULATIONS"), and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Regulations.

          3.20  Disclosure.  The information furnished in writing by or on
                ----------
behalf of the Company to Investor in connection with the transactions contemplated by this Agreement and any other statements or certificates made or delivered in connection herewith or therewith, when taken together, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading.

          3.21  Permits.  The Company has all franchises, permits, licenses and
                -------
other authority necessary for its business as now being conducted and believes it can obtain without undue burden or expense, any similar authority for its business as planned to be conducted. The Company is not in default in any material respect under any such franchise, permit, license or other authority.

     4.  REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF INVESTOR.
         --------------------------------------------------------------
Investor hereby represents and warrants to, and agrees with, the Company that:

         4.1  Authorization.  This Agreement constitutes Investor's valid and
              -------------
legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Investor represents that Investor has full power and authority to enter into this Agreement and the Investors Rights Agreement.

         4.2  Purchase for Own Account.  The Purchased Shares to be purchased by
              ------------------------
Investor hereunder will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same other than a transfer to one or more affiliated partnerships managed by Investor (an "AFFILIATE"). Investor also represents that it has not been formed for the specific purpose of acquiring Purchased Shares.

         4.3  Disclosure of Information.  Investor has received or has had full
              -------------------------
access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares to be purchased by Investor under this Agreement. Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Investor or to which Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3.

         4.4  Investment Experience.  Investor understands that the purchase of
              ---------------------
the Purchased Shares involves substantial risk. Investor has experience as an investor in securities of companies in the development stage and acknowledges that Investor is able to fend for itself, can bear the economic risk of Investor's investment in the Purchased Shares and has such knowledge and experience in financial or business matters that Investor is capable of evaluating the merits and risks of this investment in the Purchased Shares and protecting its own interests in connection with this investment.

         4.5  Accredited Investor Status.  Investor is an "accredited investor"
              --------------------------
within the meaning of Regulation D promulgated under the 1933 Act.

         4.6  Restricted Securities.  Investor understands that the Purchased
              ---------------------
Shares are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, Investor represents that Investor is familiar with Rule 144 of the U.S. Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. Investor understands that the Company is under no obligation to register any of the securities sold hereunder except as provided in the Investors Rights Agreement. Investor understands that no public market now exists for any of the Purchased Shares and that it is uncertain whether a public market will ever exist for the Purchased Shares or the Conversion Shares.

         4.7  Further Limitations on Disposition.  Without in any way limiting
              ----------------------------------
the representations set forth above, Investor further agrees not to make any disposition of all or any portion of the Purchased Shares or the Conversion Shares unless and until:

          (a) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (b) (i) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) Investor shall have furnished the Company, at the Company's request and at the expense of Investor or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act.

     Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: for any transfer of any Purchased Shares or Conversion Shares in compliance with SEC Rule 144 or Rule 144A or any transfer by Investor to one or more Affiliates, provided that the transferee agrees in writing to be subject to the terms of
--------
this Section 4 (other than Section 4.5) to the same extent as if the transferee were an original Investor hereunder.

         4.8  Legends.  It is understood that the certificates evidencing the
              -------
Purchased Shares and the Conversion Shares will bear the legends set forth below:

          (a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

          (b) Any legend required by the laws of the State of Washington, including any legend required or any other state securities laws, including a legend substantially in the form of the following:

         THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS APPLICABLE TO EACH CLASS OF THE CORPORATION'S STOCK OR TO EACH SERIES WITHIN A CLASS AND THE AUTHORITY OF THE BOARD OF

DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES WILL, UPON

RECEIPT OF A WRITTEN REQUEST FROM THE HOLDER HEREOF, BE FURNISHED TO THE HOLDER HEREOF WITHOUT CHARGE.

     The legend set forth in (a) above shall be removed by the Company from any certificate evidencing Purchased Shares or Conversion Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Purchased Shares or Conversion Shares.

         4.9  Voting.  Investor hereby agrees to hold the Purchased Shares (and
              ------
any other shares of Series A Stock owned by it) subject to, and to vote the Purchased Shares (and any other shares of Series A Stock owned by it) in accordance with, this Section 4.9. Investor agrees that with respect to any vote of the Series A Stock as a separate class, Investor shall vote, grant any proxy to vote, or consent pursuant to action by written consent of shareholders, all Series A Stock directly or indirectly owned (of record or beneficially) by Investor, in the same way as the majority shareholder of the Company votes or consents (i.e., in favor of any such transaction or other matter if the majority shareholder votes or consents in favor, or against any such transaction or other matter if the majority shareholder votes or consents against). The provisions of this Section 4.9 do not apply to (i) any transaction or other matter on which the Series A Stock is not required to vote as a separate class, (ii) any transaction or other matter on which the Series A Stock is entitled to vote as a separate class pursuant to the provisions of the Statement of Rights or the Company's Articles of Incorporation, or (iii) to any Common Stock held by Investor.

     5.  CONDITIONS TO INVESTOR'S OBLIGATIONS AT CLOSING.  The obligations of
         -----------------------------------------------
the Investor under Section 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions, the waiver of which shall not be effective against Investor if Investor does not consent to such waiver, which consent may be given by written, oral or telephone communication to the Company, its counsel or to counsel to Investor:

         5.1  Representations and Warranties True.  Each of the representations
              -----------------------------------
and warranties of the Company contained in Section 3 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

         5.2  Performance.  The Company shall have performed and complied with
              -----------
all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

         5.3  Statement of Rights Effective.  The Statement of Rights shall have
              -----------------------------
been duly adopted by the Company by all necessary corporate action of its Board of Directors and shareholders, shall have been duly filed with and accepted by the Secretary of State of the State of Washington and shall constitute part of the Company's Articles of Incorporation, as amended.

         5.4  Compliance Certificate.  The Company shall have delivered to the
              ----------------------
Investor at the Closing a certificate signed on its behalf by its President, Chief Executive Officer, or Chief Financial Officer certifying that the conditions specified in Sections 5.1, 5.2 and 5.3 have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company not previously disclosed to the Investor in writing.

         5.5  Securities Exemptions.  The offer and sale of the Purchased Shares
              ---------------------
to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, the qualification requirements of the Law and the registration and/or qualification requirements of all other applicable state securities laws.

         5.6  Proceedings and Documents.  All corporate and other proceedings of
              -------------------------
the Company in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor and to the Investor's counsel, and the Investor shall have received all such counterpart originals and certified or other copies of the following:

          (a) Certified Charter Documents.  A copy of the Articles of
              ---------------------------
Incorporation and the Bylaws of the Company (as amended through the date of the Closing), certified by the Secretary of the Company as true and correct copies thereof as of the Closing.

          (b) Corporate Actions.  A copy of the resolutions of the Board of
              -----------------
Directors and, if required, the shareholders of the Company evidencing the amendment to the Company's Articles of Incorporation providing for the authorization of the Series A Stock, the approval of this Agreement and the Investors Rights Agreement, the issuance of the Purchased Shares and the Conversion Shares and the other matters contemplated hereby, and a copy of the By-Laws of the Company, certified by the Secretary of the Company to be true, complete and correct.

         5.7  No Material Change.  There shall have been no material adverse
              ------------------
change in the business, affairs, prospects, operations, properties, assets or condition of the Company taken as a whole.

         5.8  Opinion of Company Counsel.  The Investor shall have received an
              --------------------------
opinion from counsel for the Company, dated as of the date of the Closing, in the form attached hereto as Exhibit C.
                            ---------

         5.9  Investor's Rights Agreement.  The Company and the Investor shall
              ---------------------------
have executed and delivered the Investor's Rights Agreement in the form attached to this Agreement as Exhibit D (the "INVESTOR'S RIGHTS AGREEMENT").
                     ---------

         5.10  Board of Directors.  Gary Rieschel, shall have been duly
               ------------------
appointed to the Company's Board of Directors, subject only to the occurrence of the Closing.

     6.  CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING.  The obligations of
         --------------------------------------------------
the Company to the Investor under this Agreement are subject to the fulfillment or waiver on or before the Closing of each of the following conditions by each
Investor:

         6.1  Representations and Warranties.  The representations and
              ------------------------------
warranties of Investor contained in Section 4 shall be true and correct on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

         6.2  Payment of Purchase Price.  Investor shall have delivered to the
              -------------------------
Company the purchase price specified in accordance with the provisions of
Section 2.

         6.3  Statement of Rights Effective.  The Statement of Rights shall have
              -----------------------------
been duly adopted by the Company by all necessary corporate action of its Board of Directors and shareholders, and shall have been duly filed with and accepted by the Secretary of State of the State of Washington.

         6.4  Securities Exemptions.  The offer and sale of the Purchased Shares
              ---------------------
to Investor pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, the qualifications requirements of the Law and the registration and/or qualification requirements of all other applicable state securities laws.

         6.5  Investor's Rights Agreement.  The Company and Investor shall have
              ---------------------------
executed and delivered the Investor's Rights Agreement.

         6.6  Proceedings and Documents.  All corporate and other proceedings of
              -------------------------
the Investor in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and to the Company's legal counsel, and the Company shall have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

     7.  MISCELLANEOUS.
         -------------

         7.1  Survival of Warranties.  The representations, warranties and
              ----------------------
covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of the Investor, their counsel or the Company, as the case may be.

         7.2  Successors and Assigns.  The terms and conditions of this
              ----------------------
Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

         7.3  Governing Law.  This Agreement shall be governed by and construed
              -------------
under the internal laws of the State of Washington as applied to agreements among Washington residents entered into and to be performed entirely within Washington, without reference to principles of conflicts of law or choice of laws.

         7.4  Counterparts.  This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.5  Headings.  The headings and captions used in this Agreement are
              --------
used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

         7.6  Notices.  Unless otherwise provided, any notice required or
              -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, as follows:

     In the case of the Investor, at:

         SOFTBANK HOLDINGS INC.
         2951 28th Street, Suite 3060
         Santa Monica, CA  90405

     In the case of the Company, at:

         ASYMETRIX CORPORATION
         110 110th Avenue NE, Suite 700
         Bellevue, WA  98004
         Attn: President

    With a copy to:

         FENWICK & WEST LLP
         Two Palo Alto Square
         Palo Alto, CA  94306
         Attn: Mark C. Stevens, Esq.

Or at such other address as any party or the Company may designate by giving ten
(10) days advance written notice to all other parties.

         7.7  No Finder's Fees.  Each party represents that it neither is nor
              ----------------
will be obligated for any finder's or broker's fee or commission in connection with this transaction. Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' or broker's fee (and any asserted liability) for which Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

         7.8  Amendments and Waivers.  Any term of this Agreement may be amended
              ----------------------
and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of Purchased Shares and/or Conversion Shares representing at least a majority of the aggregate number of shares of Common Stock into which the Purchased Shares then are convertible and/or have been converted (excluding any of such shares that have been sold to the public or pursuant to SEC Rule 144). Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Purchased Shares and/or Conversion Shares at the time outstanding, each future holder of such securities, and the Company.

         7.9  Severability.  If one or more provisions of this Agreement are
              ------------
held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

         7.10  Entire Agreement.  This Agreement, together with all exhibits and
               ----------------
schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

         7.11  Further Assurances.  From and after the date of this Agreement,
               ------------------
upon the request of Investor or the Company, the Company and Investor shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:                                THE INVESTOR:
-----------                                 ------------

ASYMETRIX CORPORATION                       SOFTBANK HOLDINGS INC.



By: /s/ James Billmaier                     By: /s/ Gary Rieschel
    -------------------------                   -------------------------

Name: James Billmaier                       Name: GARY RIESCHEL
     ------------------------                    ------------------------

Title: President & CEO                      Title: SENIOR VICE PRESIDENT
      -----------------------                     -----------------------

        [SIGNATURE PAGE TO SERIES A PREFERRED STOCK PURCHASE AGREEMENT]

                                LIST OF EXHIBITS
                                ----------------


Exhibit A      -      Series A Statement of Rights

Exhibit B      -      Financial Statements

Exhibit C      -      Opinion of Company Counsel

Exhibit D      -      Investor's Rights Agreement

                                  EXHIBIT C

                         OPINION OF COMPANY COUNSEL
                         --------------------------

                                  EXHIBIT D

                          INVESTOR'S RIGHTS AGREEMENT
                          ---------------------------

                                   EXHIBIT C

                                October 21, 1996



SOFTBANK Holdings Inc.
2951 22th Street, Suite 3060
Santa Monica, California 90405

     Re: Series A Preferred Stock Purchase Agreement between SOFTBANK Holdings Inc. and Asymetrix Corporation


Ladies and Gentlemen:


     This opinion is provided pursuant to Section 5.8 of the Series A Preferred Stock Purchase Agreement dated October 21, 1996 (the "Agreement"), between SOFTBANK Holdings Inc. (the "Investor") and Asymetryx Corporation (the "Company"). We are regular counsel to the Company. The Company was represented in this transaction by Fenwick & West LLP of Palo Alto, California.


                                       I.


     In connection with this opinion, we have examined the Agreement, the Investor's Rights Agreement dated October 21, 1996, between the Investor and the Company (the "Investor's Rights Agreement"), the Asymetryx Corporation Statement of Designation of Rights, Preferences and Limitations of Series A Preferred Stock adopted by the Company's board of directors on October 11, 1996 (the "Statement of Rights"), the Company's Articles of Incorporation, as amended by the Statement of Rights, which were filed as Articles of Amendment on October 16, 1996 (the "Articles"), and such other agreements, instruments, certificates, documents and records of Company as we have deemed necessary for purposes of this opinion.

     (The Agreement and the Investor's Rights Agreement referred to above are together the "Closing Agreements." The terms "Purchased Shares" and "Conversion Shares" are defined in the Agreement.)

     As to certain questions of fact material to the following opinions, we have relied upon certificates of public officials and upon representations of officers of the Company, without independently verifying the accuracy of such representations. As to the due execution and delivery of the Closing Agreements, we have relied exclusively upon the opinion of Steven Esau, General Counsel to the Company.

SOFTBANK, Holdings, Inc.
October 21, 1996
Page 3

     Where we render an opinion "to our knowledge," our opinion is based solely upon (i) the conscious awareness of facts or other information, after reasonable investigation, by the attorneys within the firm who have had active involvement in preparing this opinion letter provided that reasonable investigation shall not include a canvass of all lawyers in the firm or a search of all the firm's files, and (ii) written certifications of officers of the Company.


                                      II.


     In connection with the opinions expressed in this letter, we have made the following assumptions, without making any inquiry into the reasonableness or validity thereof:

     (a) The genuineness of all signatures, authenticity of all documents provided to us as originals, and the conformity of the authentic original documents to all documents provided to us as certified, conformed or photostatic copies or as drafts.

     (b) The legal capacity of all individuals executing documents in their individual capacity or on behalf of the parties to the Agreement.

     (c) All parties to the Closing Agreements other than the Company have all requisite power and authority and have taken all necessary action to execute and deliver the Closing Agreements and to effect the transactions contemplated thereby.

     (d) The Closing Agreements constitute the valid and binding obligation of, and are enforceable against, each of the other parties thereto.


                                      III.


     Based upon the foregoing, and subject to the further qualifications set forth below, we are of the opinion that:

     1. The Company is a corporation duly incorporated and validly existing under the laws of the state of Washington. The Company has the requisite corporate power and authority to execute and enter into the Closing Agreements and to perform its obligations thereunder. The Company has the requisite corporate power and authority to own and operate its properties and assets and carry on its business as currently conducted.

     2. To our knowledge, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association or other entity except as disclosed in the Schedule of Exceptions to the Agreement.

     3. The Company is duly qualified to do business as a foreign corporation in the states of California and New York. The Company has field sales representatives resident in the

SOFTBANK, Holdings, Inc.
October 21, 1996
Page 3


states of New Hampshire, Texas and Virginia, and has decided to qualify to do business as a foreign corporation in such states. Such qualification is not complete at the date hereof. To our knowledge, the Company is not required to qualify to do business as a foreign corporation in any other states within the United States in order to carry on its business as such is currently conducted, except such other states in which the failure so to qualify would not have a material adverse effect on the business and operations of the Company taken as a whole.

     4. The Statement of Rights has been duly adopted by all necessary corporate action on the part of the Company. The execution, delivery and performance of each of the Closing Agreements by the Company has been duly authorized by all requisite corporate action of Company. Each of the Closing Agreements has been duly executed and delivered on behalf the Company. Each of the Closing Agreements constitutes the valid and binding obligation the Company, enforceable against the Company in accordance with its terms.

     5. The execution, delivery and performance of the Closing Agreements by the Company do not conflict with or violate any federal or state law, rule or regulation, or any provision of the Articles or bylaws of the Company, or to our knowledge, any judgment, order or decree of any court or arbitrator to which the Company is a party or is subject.

     6. The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock and 2,000,000 shares of Class B Stock, of which 50,000 shares are designated as Series 1 Class B Stock, and 388,395 are designated as Series A Stock, with the rights, preference and privileges stated in the Articles, and as provided by law. There are currently issued and outstanding 7,878,483 shares of Common Stock and 37,500 shares of Series 1 Class B Stock, all of which shares have been duly authorized and are validly issued, fully paid and non-assessable. Except for: (a) conversion privileges of the Series A Stock and the Series 1 Class B Stock, (b) options to purchase 4,218,559 shares of Common Stock and 4,218,559 shares of Common Stock reserved for issuance upon the exercise thereof, (c) 411,058 additional shares of Common Stock of the Company reserved for future issuance under the Company's 1995 Combined Incentive and Nonqualified Stock Option Plan (the "Option Plan") and (d) the proposed issuance of up to 50,000 shares of Series 1 Class B Stock to certain of the Company's vendors (of which shares, 37,500 are currently outstanding), to our knowledge there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock. To our knowledge and apart from the exceptions noted in this paragraph 6, and except for rights of first refusal and rights of repurchase held by the Company to repurchase shares of its Common Stock issued under Stock Issuance and Restriction Agreements relating to the issuance of 8,100 shares of Common Stock and to 37,500 shares of Series 1 Class B Stock, rights of first refusal and repurchase rights held by the Company to purchase shares of its stock issued under the Option Plan and the rights granted in the Investor's Rights Agreement, no shares of the Company's

SOFTBANK, Holdings, Inc.
October 21, 1996
Page 3


outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, or other stock issuable by the Company, are subject to any rights of first refusal or other rights to purchase such stock whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company. The Purchased Shares, when issued and paid for as provided in the Agreement, will be duly authorized and validly issued, fully paid and nonassessable. The Conversion Shares have been duly authorized and validly reserved for issuance upon conversion of the Purchased Shares and, when issued upon such conversion in accordance with the Articles, (assuming no unlawful distribution of Purchased Shares), the Conversion Shares will be duly authorized and validly issued, fully paid and nonassessable.

     7. To our knowledge, there is no suit, action or proceeding against the Company now pending before any court or administrative agency, nor is there any suit, action or proceeding overtly threatened in writing against the Company, which if determined adversely to the Company would, either individually or in the aggregate, result in any material adverse change in the business, prospects, financial condition or assets of the Company or in any material liability of the Company.

     8. The offer and sale of the Purchased Shares to the Investor in accordance with the Agreement, and the issuance of the Conversion Shares solely to the Investor pursuant to the Articles for no consideration other than the surrender of the converted Purchased Shares are, and, in the case of such issuance of Conversion Shares will be, exempt from the registration and prospectus delivery requirements of Section 5 of the Securities Act of 1933 and the securities registration requirements of the currently effective provisions of the securities laws of the State of Washington.

     9. To our knowledge, all approvals or authorization of, and filing with any federal or Washington governmental authority required on the part of the Company in order to enable the Company to execute, deliver and perform its obligations under the Closing Agreements have been made, except for notices to be filed by the Company pursuant to any federal securities laws the securities laws of the State of Washington.


                                      IV.


     In addition to the qualifications, assumptions and other limitations set forth above, and without limiting the effect of such qualifications, assumptions and other limitations, our opinion is further qualified as follows:

     (a) Enforcement of remedies may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and subject to equitable principles (whether such enforcement is considered in a proceeding in equity or at law). Without limiting the foregoing, we express no

SOFTBANK, Holdings, Inc.
October 21, 1996
Page 3

opinion as to the availability of equitable remedies such as specific performance or injunctive relief.

     (b) The courts of the state of Washington will consider extrinsic evidence of circumstances surrounding the making of the Agreement to ascertain the intent of the parties in using the language employed in the Agreement, regardless of whether or not the language used in the Agreement is plain and unambiguous on its face, and may incorporate additional or supplementary terms into the Agreement.

     (c) We call to your attention that, under Washington law, where a provision of a contract permits one party to the contract to recover attorneys' fees, such provision will be construed to permit the prevailing party in any action to enforce the contract to recover its reasonable attorneys' fees.

     (d) With respect to paragraph 8, we have relied upon and assumed the truth of the investor's representations in Section 4 of the Agreement. We have also assumed that such representations will apply to the Conversion Shares on their issuance to the same extent as they now apply to the Purchased Shares, and that applicable law will not have changed prior to such issuance.


                                       V.


     The opinions expressed in this letter are solely with respect to the federal laws of the United States and the laws of the state of Washington.

     The foregoing opinion is being delivered solely to you in connection with the execution and delivery of the Agreement and may not be relied on by you for any other purpose or by any other person for any purpose without our written consent.

                              Very truly yours,

                              FOSTER PEPPER & SHEFELMAN

                                   Exhibit D

                          INVESTOR'S RIGHTS AGREEMENT



     This Investor's Rights Agreement (this "Agreement") is made and entered
                                             ---------
into as of October 21, 1996 between Asymetrix Corporation, a Washington corporation (the "Company") and SOFTBANK Holdings Inc., a Delaware corporation
                  -------
("Investor").
  --------


                                    RECITALS


     A. The Investor has agreed to purchase from the Company, and the Company has agreed to sell to the Investor, 388,395 shares of the Company's Series A Preferred Stock ("Series A Stock") pursuant to a Series A Preferred Stock
                  --------------
Purchase Agreement dated of even date herewith by and between the Company and the Investor (the "Purchase Agreement").
                   ------------------

     B. The Purchase Agreement provides that the Investor shall be granted certain information and registration rights and rights of first refusal, all as more fully set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1.  INFORMATION RIGHTS.
         ------------------


          1.1  Financial Information.  The Company covenants and agrees that,
               ---------------------
commencing on the date of this Agreement, for so long as Investor holds any shares of Series A Stock issued under the Purchase Agreement or shares of Common Stock of the Company ("Common Stock") issued upon the conversion of such shares
                       ------------
of Series A Stock ("Conversion Stock") the Company will:
                    ----------------

               (a) Annual Reports. Furnish to the Investor, as soon as
                   --------------
practicable and in any event within 90 days after the end of each fiscal year of the Company, a consolidated Balance Sheet as of the end of such fiscal year, a consolidated Statement of Income and a consolidated statement of cash flows of the Company and its subsidiaries for such year, setting forth in each case in comparative form the figures from the Company's previous fiscal year (if any), all prepared in accordance with generally accepted accounting principles and practices (collectively, the "Annual Reports") and audited by nationally
                              --------------
recognized independent certified public accountants. Notwithstanding the foregoing, with respect to the Annual Reports relating to the Company's 1996 fiscal year, the Company may furnish unaudited Annual Reports within such 90 day time period, if, within 60 days after the delivery of such unaudited Annual Reports, the Company furnishes to Investor Annual Reports which have been audited by nationally recognized independent certified public accountants;

               (b) Quarterly Reports.  Furnish to the Investor as soon as
                   -----------------
practicable, and in any case within forty-five (45) days of the end of each fiscal quarter of the Company (except the last quarter of the Company's fiscal year), quarterly unaudited financial statements, including an unaudited Balance Sheet and an unaudited Statement of Income; and an unaudited consolidated statement of cash flows, all prepared in accordance with generally accepted accounting principles and practices; and

               (c) Confidentiality. Investor agrees to hold all information
                   ---------------
received pursuant to this Section in confidence, and not to use or disclose any of such information to any third party, except (i) to the extent such information may be made publicly available by the Company, (ii) as required by law, or (iii) to any proposed permitted transferee of Series A Preferred Stock or Common Stock (provided such transferee first agrees in writing to be bound by this section).

          1.2  Inspection Rights.  Provided Investor (including any affiliated
               -----------------
partnership managed by Investor and which partnership is controlled by or under common control with Investor) holds at least 200,000 shares of Series A Stock issued under the Purchase Agreement and/or the equivalent number (on an as-converted basis) of shares of Conversion Stock, the Company shall permit the Investor, at Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by Investor. Investor agrees to hold all information received from such inspections in confidence, and not to use or disclose any of such information to any third party, except (i) to the extent such information may be made publicly available by the Company, (ii) as required by law, or (iii) to any proposed permitted transferee of Series A Preferred Stock or Common Stock (provided such transferee first agrees in writing to be bound by this section).

          1.3  Termination of Certain Rights.  The Company's obligations under
               -----------------------------
Sections 1.1 and 1.2 above will terminate upon the closing of the Company's initial public offering of Common Stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "Securities
                                                                   ----------
Act").
---

          2.  REGISTRATION RIGHTS.
              -------------------

          2.1  Definitions.  For purposes of this Section 2:
               -----------

               (a) Registration.  The terms "register," "registered," and
                   ------------              --------    ----------
"registration" refer to a registration effected by preparing and filing a
-------------
registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

               (b) Registrable Securities. The term "Registrable Securities"
                   ----------------------             ----------------------
means: (1) all the shares of Common Stock of the Company issued or issuable upon the conversion of any shares of Series A Stock issued under the Purchase Agreement; and (2) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (1) of this subsection (b); excluding in all cases, however, any
                                   ---------
Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement or any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act.

          (c) Registrable Securities Then Outstanding.  The number of shares of
              ---------------------------------------
"Registrable Securities then outstanding" shall mean the number of shares of
 ---------------------------------------
Common Stock which are Registrable Securities and (1) are then issued and outstanding or (2) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.

          (d) Holder.  For purposes of this Section 2 and Sections 3 and 4
              ------
hereof, the term "Holder" means any person owning of record Registrable
                  ------
Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement; provided, however, that for purposes
                                            --------  -------
of this Agreement, a record holder of shares of Series A Stock convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; and provided, further, that the Company shall in no event be
                --------  -------
obligated to register shares of Series A Stock and that Holders of Registrable Securities will not be required to convert their shares of Series A Stock into Common Stock in order to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates.

          (e) Form S-3.  The term "Form S-3" means such form under the
              --------             --------
Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (f) SEC.  The term "SEC" or "Commission" means the U.S. Securities
              ---             ---      ----------
and Exchange Commission.

          2.2  Demand Registration.
               -------------------

              (a) Request by Holders. If the Company shall receive at any time
                  ------------------
six (6) months after the effective date of the Company's initial public offering of its securities pursuant to a registration filed under the Securities Act, a written request from the Holders of at least 40% of the Registrable Securities then outstanding that the Company effect any registration of Registrable Securities pursuant to this Section 2.2, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request ("Request Notice") to all Holders, and effect, as soon as
               --------------
practicable, such registration under the Securities Act of all Registrable Securities which Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.2; provided that the Registrable Securities
                                 --------
requested by all Holders to be registered pursuant to such request must either
(i) be at least forty percent (40%) of all Registrable Securities then outstanding or (ii) have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $5,000,000.

          (b) Underwriting.  If the Holders initiating the registration request
              ------------
under this Section 2.2 ("Initiating Holders") intend to distribute such
                         ------------------
Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice to other Holders referred to in subsection 2.2(a). In such event, the right of any other Holder to include its Registrable Securities in such registration shall be conditioned upon such other Holder's participation in such underwriting and the inclusion of such other Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such other Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders with the consent of the Company, which will not be unreasonably withheld. Notwithstanding any other provision of this Section 2.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders). If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw from such registration by written notice to the Company, the underwriter and the Initial Holder. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

          (c) Maximum Number of Demand Registrations.  The Company is obligated
              --------------------------------------
to effect only one (1) such registration pursuant to this Section 2.2.

          (d) Deferral.   Notwithstanding the foregoing, if the Company shall
              --------
furnish to Holders requesting the filing of a registration statement pursuant to this Section 2.2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that
                                                        --------  -------
the Company may not utilize this right more than once in any twelve (12) month period.

          (e) Expenses.  All expenses incurred in connection with a registration
              --------
pursuant to this Section 2.2, including without limitation all registration, qualification and filing fees, printers' and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of common counsel for all Holders ("Holders' Counsel") (but excluding
                                    ----------------
underwriters' discounts and commissions), blue sky fees and expenses shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 2.2 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering and the fees and disbursements of any counsel for the participating Holders (other than Holders' Counsel). Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered unless the Holders of a majority of Registrable Securities who have demand registration rights pursuant to this
Section 2.2 agree to forfeit their demand registration rights hereunder with respect to such registration request, provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to this Section 2.2.

          2.3  Piggyback Registrations.  The Company shall notify all Holders of
               -----------------------
Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration
             ---------
under Section 2.2 or Section 2.4 of this Agreement or to any employee benefit plan or to any acquisition, merger, consolidation or other corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.


              (a) Underwriting. If a registration statement under which the
                  ------------
Company gives notice under this Section 2.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, and second, to Investor, provided however,
           -----                      ------               -------- -------
that the right of the underwriters to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the shares included in the registration, except for a registration relating to the Company's initial public offering from which all Registrable Securities may be excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder", and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.


              (b) Expenses.  All expenses incurred in connection with a
                  --------
registration pursuant to this Section 2.3 (excluding underwriters' and brokers' discounts and commissions), including, without limitation all federal and "blue sky" registration, qualification and filing fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and expenses of Holders' Counsel shall be borne by the Company.

          2.4  Form S-3 Registration.  In case the Company shall receive from
               ---------------------
any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

              (a) Notice. Promptly give written notice of the proposed
                  ------
registration and the Holder's or Holders' request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

              (b) Registration. As soon as practicable, effect such registration
                  ------------
and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect
         --------  -------
any such registration, qualification or compliance pursuant to this Section 2.4:

                    (1) if Form S-3 is not available for such offering by the Holders;

                    (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $250,000;

                    (3) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve month period for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 2.4;

                    (4) if the Company has already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4; or

                    (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (c) Expenses.  Subject to the foregoing, the Company shall file a
                   --------
Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered pursuant to this Section 2.4 as soon as practicable after receipt of the request or requests of the Holders for such registration. The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 2.4 (excluding underwriters' or brokers' discounts and commissions), including without limitation all filing, registration, qualification, filing, printers' and accounting fees, counsel for the Company and the reasonable fees and expenses of Holders' Counsel.

               (d) Not Demand Registration.  Form S-3 registrations shall not be
                   -----------------------
deemed to be demand registrations as described in Section 2.2 above.

          2.5  Obligations of the Company. Whenever required to effect the
               --------------------------
registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders and to the underwriters, if any, such number of copies of the registration statement, prospectus, and preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          (h) Use its best efforts either to (i) cause all the Registrable Securities covered by any Registration Statement to be listed on a national securities exchange, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure the quotation of the Registrable Securities on the Nasdaq National Market.

          2.6   Furnish Information.  It shall be a condition precedent to the
                -------------------
obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or
2.4 that the selling Holders shall
furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be reasonably required to timely effect the registration of their Registrable Securities.

          2.7   Delay of Registration.  No Holder shall have any right to obtain
                ---------------------
or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          2.8   Indemnification.  In the event any Registrable Securities are
                ---------------
included in a registration statement under Sections 2.2, 2.3 or 2.4:

                (a) By the Company. To the extent permitted by law, the Company
                    --------------
will indemnify and hold harmless each Holder, the partners, officers, directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 Act"), against any expenses, losses, claims, damages, or
               --------
liabilities (joint or several) (or actions in respect thereof) to which they may become subject under the Securities Act, the l934 Act or other federal or state law, insofar as such expenses, losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):
                                                     ---------


                    (i) any untrue statement or alleged untrue statement of a
               material fact contained in such registration statement, preliminary prospectus, final prospectus, offering circular or other document contained therein or any amendments or supplements thereto;

                    (ii) the omission or alleged omission to state therein a
               material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                    (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating, defending or settling any such loss, claim, damage, liability or action; provided however,
                                                            -------- -------
that the indemnity agreement contained in this subsection 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or its agent, partner, officer, director, underwriter or controlling person of such Holder.


          (b) By Selling Holders.  To the extent permitted by law, each selling
              ------------------
Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder or its agent expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating, defending or settling any such loss, claim, damage, liability or action; provided, however,
                                                            --------  -------
that the indemnity agreement contained in this subsection 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total
                                                -------- -------
amounts payable in indemnity by a Holder under this Section 2.8(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

          (c) Notice.  Promptly after receipt by an indemnified party under this
              ------
Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall
                             --------  -------
have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

          (d) Defect Eliminated in Final Prospectus.  The foregoing indemnity
              -------------------------------------
agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but which Violation is eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final
                                                                        -----
Prospectus), such indemnity agreement shall not inure to the benefit of any
----------
person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

          (e) Contribution.  In order to provide for just and equitable
              ------------
contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this
Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.8; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of each such party in connection with such statements or omissions as well as any other relevant considerations; provided, however, that, in any such case, (A) the total amounts
                --------  -------
payable in contribution by any Holder under this Section 2.8(e) shall not exceed the net proceeds received by such Holder in the registered offering out of which such responsibility arises; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.


          (f) Survival.  The obligations of the Company and Holders under this
              --------
Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.


     2.9  "Market Stand-Off" Agreement. Each Holder hereby agrees that it shall
           ---------------------------
not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Securities or other shares of stock of the Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for up to one hundred eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act (whether filed pursuant to the provisions of this Agreement or otherwise);
provided, however, that:
--------  -------

               (a) such agreement shall not apply to Registrable Securities sold pursuant to such registration statement; and

               (b) all executive officers and directors of the Company then holding Common Stock of the Company and all shareholders owning more than 1% of the Common Stock of the Company enter into similar agreements.

          In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          2.10  Rule 144 Reporting.  With a view to making available the
                ------------------
benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

               (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements); and

               (c) So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), of the Securities Act and the 1934 Act (at any time after it has become subject to the reporting requirements of the 1934 Act) or that it qualifies as a registrant whose securities may be resold pursuant to a Form S-3 (at any time after it so qualifies), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration or pursuant to Form S-3 (at any time after the Company has become subject to the reporting requirements of the 1934 Act).

          2.11  Termination of the Company's Obligations.  The Company shall
                ----------------------------------------
have no obligations pursuant to Sections 2.2 through 2.4 with respect to: (i) any request or requests for registration made by any Holder on a date more than five (5) years after the closing date of the Company's initial public offering; or (ii) any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2.2, 2.3 or 2.4 if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may be sold in the public market in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

     3.  RIGHT OF FIRST REFUSAL.
         ----------------------

          3.1  General.  Each Holder (as defined in Section 2.1(d)) and any
               -------
party to whom such Holder's rights under this Section 3 have been duly assigned in accordance with Section 4.1(b) (each such Holder or assignee being hereinafter referred to as a "Rights Holder") has the right of first refusal to
                              -------------
purchase such Rights Holder's Pro Rata Share (as defined below), of all (or any part) of any "New Securities" (as defined in Section 3.2) that the Company may from time to time issue after the date of this Agreement. A Rights Holder's

"Pro Rata Share" for purposes of this right of first refusal is the ratio of (a)
---------------
the number of Registrable Securities as to which such Rights Holder is the Holder (and/or is deemed to be the Holder under Section 2.1(d)), to (b) a number of shares of Common Stock of the Company equal to the sum of (i) the total number of shares of Common Stock of the Company then outstanding plus (ii) the total number of shares of Common Stock of the Company into which all then outstanding shares of Series A Stock of the Company are then convertible plus
(iii) the number of shares of Common Stock of the Company reserved for issuance under stock purchase and stock option plans of the Company and outstanding warrants and options plus (iv) the number of shares of Common Stock of the Company into which all other outstanding convertible securities of the Company are then convertible.

          3.2  New Securities.  "New Securities" shall mean any Common Stock or
               --------------    --------------
Class B Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Class B Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or Class B Stock; provided, however, that the term "New
                                    --------  -------
Securities" does not include:
            ---- --- -------

               (i) any shares of the Company's Common Stock (and/or options or warrants therefor) issued or issuable to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to incentive agreements or plans approved by the Board of Directors of the Company;

               (ii) any shares of Series A Stock issued under the Purchase Agreement as such agreement may be amended.

               (iii) up to an aggregate of 50,000 shares of the Company's Series 1 Class B Stock (and the shares of Common Stock issued or issuable upon conversion of such Series 1 Class B Stock) to be issued from time to time in connection with a written agreement concerning a business relationship between the Company and the holder of such Series 1 Class B Stock;

               (iv) any securities issuable upon exercise of any options, warrants or rights to purchase any securities of the Company outstanding on the date of this Agreement;

               (v) shares of the Company's Common Stock or Class B Stock issued in connection with any stock split or stock dividend;

               (vi) securities offered by the Company to the public pursuant to a registration statement filed under the Securities Act;

               (vii) any shares of the Company's stock (and/or options or warrants therefor) issued or issuable to employees, directors, consultants, or other parties pursuant to contracts or other arrangements that are approved by the Board of Directors of the Company;

               (viii) any shares of the Company's stock (and/or options or warrants therefor) issued or issuable to banks, equipment leasing organizations or similar entities pursuant to any transaction in which the Company borrows money or anything else of value; or

               (ix) securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity.

          3.3  Procedures.  In the event that the Company proposes to undertake
               ----------
an issuance of New Securities, it shall give to each Rights Holder written notice of its intention to issue New Securities (the "Notice"), describing the
                                                      ------
type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Rights Holder shall have twenty (20) days from the date of mailing of any such Notice to agree in writing to purchase such Rights Holder's Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder's Pro Rata Share). If any Rights Holder fails to so agree in writing within such twenty (20) day period to purchase such Rights Holder's full Pro Rata Share of an offering of New Securities (a "Nonpurchasing Holder"), then such Nonpurchasing Holder shall
               --------------------
forfeit the right hereunder to purchase that part of his Pro Rata Share of such New Securities that it did not so agree to purchase. Each Rights Holder who has timely agreed to purchase his full Pro Rata Share of such offering of New Securities (a "Purchasing Holder") shall have a right of over-allotment such
               -----------------
that such Purchasing Holder may purchase, on a pro rata basis, such portion of the New Securities which any Nonpurchasing Holder elected not to purchase. The Company shall take all such action as may be required by any regulatory authority in connection with the exercise by a Purchasing Holder of the right to purchase New Securities as set forth in this Section 3; provided, however, that
                                                        --------  -------
the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any state or jurisdiction where it is not so qualified or where it has not made such a filing.

          3.4  Failure to Exercise.  In the event that the Rights Holders fail
               -------------------
to exercise in full the right of first refusal within such twenty (20) plus five
(5) day period, then the Company shall have 90 days thereafter to sell the New Securities with respect to which the Rights Holders' rights of first refusal hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company's Notice to the Rights Holders. In the event that the Company has not issued and sold the New Securities within such 90 day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this
Section 3.

          3.5  Termination.  This right of first refusal shall terminate (i)
               -----------
immediately before the closing of the first underwritten sale of Common Stock of the Company to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act, covering the offer and sale of Common Stock to the public, or (ii) upon (a) the acquisition of all or substantially all the assets of the Company or (b) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) or more of the voting power of the corporation or other entity surviving such transaction pursuant to this Section 3.



     4.  ASSIGNMENT AND AMENDMENT.
         ------------------------

          4.1  Assignment of Registration Rights.  Notwithstanding anything
               ---------------------------------
herein to the contrary, the registration rights of a Holder under Section 2 hereof may be assigned by Investor only to a party who acquires at least 75,000 shares of Series A Stock issued under the Purchase Agreement and/or an equivalent number (on an as-converted basis) of Registrable Securities issued upon conversion thereof; provided, however that no party may be assigned any of
                         --------  -------
the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall
                                 -------- -------
receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 4.

     5.  GENERAL PROVISIONS.
         ------------------

          5.1  Notices.  Any notice, request or other communication required or
               -------
permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, as follows: if to the Investor, at the address for Investor indicated in Exhibit A hereto and if to
                                                   ---------
the Company, at:



               ASYMETRIX CORPORATION
               110 110th Avenue, NE, Suite 700
               Bellevue, WA 98004
               Phone: (206) 637-5829
               Attn: President
          with a copy to:

               FENWICK & WEST LLP
               Two Palo Alto Square, Suite 800
               Palo Alto, CA 94306
               Attn: Mark Stevens, Esq.

Any party hereto (and such party's permitted assigns) may by notice so given change its address for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.

          5.2  Entire Agreement.  This Agreement, together with all the Exhibits
               ----------------
hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

          5.3  Governing Law.  This Agreement shall be governed by and construed
               -------------
exclusively in accordance with the internal laws of the State of Washington, excluding that body of law pertaining to conflict of laws.

          5.4  Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

          5.5  Third Parties.  Nothing in this Agreement, express or implied, is
               -------------
intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

          5.6  Successors And Assigns.  Subject to the provisions of Section
               ----------------------
4.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

          5.7  Captions.  The captions to sections of this Agreement have been
               --------
inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

          5.8  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          5.9  Costs And Attorneys' Fees.  In the event that any action, suit or
               -------------------------
other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

          5.10  Adjustments for Stock Splits, Etc.  Wherever in this Agreement
                ----------------------------------
there is a reference to a specific number of shares of Common Stock, Class B Stock or Series A Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

          5.11  Aggregation of Stock.  All shares held or acquired by affiliated
                --------------------
entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.


          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



ASYMETRIX CORPORATION                       SOFTBANK HOLDINGS INC.


By:______________________________           By:_______________________________

Title:___________________________           Title:____________________________








                [SIGNATURE PAGE TO INVESTOR'S RIGHTS AGREEMENT]

                                   EXHIBIT A
                                   ---------




Investor:

SOFTBANK HOLDINGS INC.,

a Delaware corporation

2951 28th Street, Suite 3060

Santa Monica, CA 90405